EXHIBIT 3.3

                     AMENDED CERTIFICATE OF DESIGNATION FOR
                         FINANCIAL SERVICES CORPORATION
                                 OF THE MIDWEST


At a meeting of the Board of Directors of Financial Services Corporation of the Midwest, a Delaware corporation ("FSCM"), held at 7:30 a.m. on the 26th day of June, 1997, after notice duly given of the time, place and purpose of said meeting or appropriate waiver of such notice, the following resolutions were unanimously adopted by the affirmative vote of the directors of FSCM:

RESOLVED, that FSCM's 9.25% Class A Cumulative Convertible Preferred Stock as designated in that certain Certificate of Designation filed by FSCM with the Delaware Secretary of State on December 30, 1992 is hereby renamed as FSCM's 9.25% Class F Cumulative Convertible Preferred Stock.

The undersigned hereby certify that:

1. The foregoing resolution was unanimously adopted by the Board of Directors of FSCM at a meeting duly called and held at the time and on the date indicated above.

2. The foregoing resolution is required to be approved by no class of stock of FSCM.


                              /s/ Douglas M. Kratz
                              --------------------------------------------------
                              Douglas M. Kratz, President


                     ATTEST:  /s/ Patricia A. Zimmer
                              --------------------------------------------------
                              Patricia A. Zimmer, Secretary


STATE OF ILLINOIS      )
COUNTY OF ROCK ISLAND  )

The foregoing instrument was acknowledged before me this 2nd day of June, 1997 by Douglas M. Kratz, the President, and Patricia A. Zimmer, the Secretary, of Financial Services Corporation of the Midwest, a Delaware corporation, each of whom acknowledged that he or she executed the foregoing as the act and deed of the Corporation and further acknowledged that the facts state therein are true.


                                                 /s/ De Anna Smith
                                                 -------------------------------
                                                 Notary Public